Industry Canada | Industrie Canada

Certificate of Amendment

Canada Business Corporations Act

Certificat de modification

Loi canadienne sur les sociétés par actions

GGD Resources Inc.

Name of corporation-Dénomination de la société

026594-2

Corporation number-Numéro de la société

I hereby certify that the articles of the above-named corporation were amended:

Je certifie que les statuts de la société susmentionnée ont été modifiés:

a) under section 13 of the *Canada Business Corporations Act* in accordance with the attached notice;	☐	a) en vertu de l'article 13 de la *Loi canadienne sur les sociétés par actions*, conformément à l'avis ci-joint;
b) under section 27 of the *Canada Business Corporations Act* as set out in the attached articles of amendment designating a series of shares;	☐	b) en vertu de l'article 27 de la *Loi canadienne sur les sociétés par actions*, tel qu'il est indiqué dans les clauses modificatrices ci-jointes désignant une série d'actions;
c) under section 179 of the *Canada Business Corporations Act* as set out in the attached articles of amendment;	☑	c) en vertu de l'article 179 de la *Loi canadienne sur les sociétés par actions*, tel qu'il est indiqué dans les clauses modificatrices ci-jointes;
d) under section 191 of the *Canada Business Corporations Act* as set out in the attached articles of reorganization;	☐	d) en vertu de l'article 191 de la *Loi canadienne sur les sociétés par actions*, tel qu'il est indiqué dans les clauses de réorganisation ci-jointes;

Richard G. Shaw
Director - Directeur

July 4, 2007 / le 4 juillet 2007

Date of Amendment - Date de modification

Canada

Industry Canada | Industrie Canada

Canada Business Corporations Act | Loi canadienne sur les sociétés par actions

ELECTRONIC TRANSACTION REPORT | RAPPORT DE LA TRANSACTION ÉLECTRONIQUE

ARTICLES OF AMENDMENT (SECTIONS 27 OR 177) | CLAUSES MODIFICATRICES (ARTICLES 27 OU 177)

Processing Type - Mode de traitement: E-Commerce/Commerce-É

1. Name of Corporation - Dénomination de la société	2. Corporation No. - N° de la société
GREAT GRANDAD RESOURCES LIMITED	026594-2

3. The articles of the above-named corporation are amended as follows;
Les statuts de la société mentionnée ci-dessus sont modifiés de la façon suivante:

1. to consolidate the Corporation's issued and outstanding common shares on the basis of six point eight (6.8) pre-consolidation shares for one (1) post-consolidation share;

2. to change the name of the Corporation from Great Grandad Resources Limited to GGD Resources Inc.; and

3. to cancel the authorized and unissued Class A Preference Shares.

Date	Name - Nom	Signature	Capacity of - en qualité
2007-07-04	DENNIS H. PETERSON		DIRECTOR

Canada